                                                                       EX-99.e.2

                         UMB DISTRIBUTION SERVICES, LLC

                        803 West Michigan Street, Suite A
                           Milwaukee, Wisconsin 53233

                 AGREEMENT FOR THE SALE AND SERVICING OF SHARES
                           OF THE UMB SCOUT FUNDS(1)

Ladies and Gentlemen:

We have  entered  into a  Distribution  Agreement  with the UMB Scout Funds (the
"Trust"),  a Delaware  statutory  trust  registered  as a management  investment company under the Investment Company Act of 1940 (the "1940 Act"), in connection with its nine (9) series,  and such other series as may be added to the Trust in the future  (collectively  the "Funds") pursuant to which we have been appointed distributor of shares of the Funds.

This Agreement (the "Agreement"),  being made between UMB Distribution Services,
LLC (the  "Distributor") and the undersigned  authorized  financial  institution
("you")  relates to the  services  to be  provided  by you and for which you are entitled to receive payments pursuant to this Agreement.

1.  To  the  extent  that  you  provide  distribution   assistance  and  account
maintenance and personal  services in accordance with this Agreement to those of your customers who may from time to time directly or beneficially  own shares of the Funds,  you shall be entitled to a monthly fee  pursuant to this  Agreement.
You agree  that you will only  offer and sell  shares of the Funds at the public offering  prices that are currently in effect,  in accordance  with the terms of the then current prospectuses of the Funds.

2. The fee paid with  respect  to the  classes  of  shares of the Funds  will be computed daily and paid monthly  (within __ days after the end of each month) at annual rates of up to the percentages specified on Schedule A of the average net asset value of the shares of the Funds  purchased  or acquired by you as nominee for your customers,  or are owned by those customers of your firm whose records, as  maintained  by the  Funds  or their  transfer  agent,  designate  you as the customers'  financial  institution of record or holder of record  (collectively, the "Fund  Shares").  For purposes of  determining  the fees payable  under this
Agreement, the average daily net asset value of the Fund Shares will be computed in the manner  specified  in the Funds'  Registration  Statement  ("Registration
Statement")  (as the same is in effect from time to time) in connection with the computation  of the net asset  value of shares for  purposes  of  purchases  and redemptions.

___________________________________________
(1) For use with financial institutions.

3. We reserve the right at any time to impose  minimum fee payment  requirements before any periodic payments will be made to you hereunder. In the event payment due for a period is less than $10.00,  such payment will not be made but will be included with the next scheduled payment when the aggregate due exceeds $10.00.

4. You shall  furnish the Funds and the  Distributor  with such  information  as shall reasonably be requested either by the Trustees or officers of the Trust or by the  Distributor  with respect to the services  provided and the fees paid to you  pursuant  to this  Agreement,  including  but not limited to blue sky sales reports.  The  Distributor  shall  furnish the Trustees of the Trust,  for their review on a quarterly  basis,  a written  report of the  amounts  expended by us pursuant to this  Agreement  and the purposes for which such  expenditures  were made.

5. Orders shall be placed  either  directly  with the Funds'  transfer  agent in accordance  with such  procedures as may be established by the transfer agent or the Distributor.  In addition, all orders are subject to acceptance or rejection by the  Distributor  or the  relevant  Fund in the sole  discretion  of  either.
Purchase orders shall be subject to receipt by the Trust's transfer agent of all required  documents  in proper  form and to the minimum  initial and  subsequent purchase requirements set forth in the Registration Statement.

6. Settlement of transactions shall be in accordance with such procedures as may be  established  by the  Trust's  transfer  agent  or the  Distributor  and,  if applicable,  the rules of the NSCC. If payment is not received,  the Distributor and the Funds  reserve the right  forthwith to cancel the sale, or at the option of the Funds or the  Distributor  to sell the Shares at the then  prevailing net asset value,  in either case you agree to be responsible  for any loss resulting to the Fund  and/or to the  Distributor  from your  failure to make  payments as aforesaid.

7. For all purposes of this  Agreement  you will be deemed to be an  independent contractor  and neither you nor any of your  employees  or agents shall have any authority  to act in any matter or in any  respect as agent for the Funds or for the Distributor.  Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the Registration Statement. By your written acceptance of this Agreement, you agree to and do release,  indemnify and hold the  Distributor  harmless from and against any and all liabilities,  losses,  claims,  demands,  charges, costs and expenses (including  reasonable attorneys fees) arising out of or resulting from
(i) requests,  directions,  actions or inactions of or by you or your  officers, employees or agents, or (ii) the purchase, redemption,  transfer or registration of shares of the Funds (or orders  relating to the same) by you or your clients, or  (iii)  your  breach  of any of the  terms  of  this  Agreement,  except  any liabilities, losses, claims, damages, charges, costs or expenses arising from or caused by the Distributor's negligence We agree to and do release, indemnify and hold you  harmless  from and against any and all  liabilities,  losses,  claims, demands,  charges,  costs and expenses  (including  reasonable  attorneys  fees)
arising out of or resulting  from our  negligence,  breach of applicable  law or breach of any terms of this Agreement,  except any liabilities,  losses, claims,
damages,   costs  or  expenses  arising  from  or  caused  by  your  negligence.
Notwithstanding  anything herein to the contrary, the foregoing  indemnification and hold harmless  agreement  shall  indefinitely  survive  termination  of this
Agreement.

8. We may enter into other similar agreements with any other person without your consent.

9.  Both  parties  to this  Agreement  shall  comply  with all  applicable  laws including  state and federal laws and the rules and  regulations  of  authorized regulatory  agencies.  You will not sell or offer for sale shares of any Fund in any state or  jurisdiction  where  (i) you are not  appropriately  qualified  to provide the services  described  herein or (ii) that we have given you notice of the shares are not being qualified for sale or exempt from  qualification  under the  blue sky laws  and  regulations  of such  state.  You  agree to  notify  us immediately if your license, qualification or registration to act as a financial institution  is revoked or suspended by any  federal,  self-regulatory  or state agency. We do not assume any responsibility in connection with your registration under the laws of the various  states or  jurisdictions  or under federal law or your  qualification  under any  applicable  law or  regulation  to offer or sell shares.

10. Both  parties to this  Agreement  hereby  certify  that they are in material compliance,  and  will  continue  to  comply,  with  all  applicable  anti-money laundering  laws,  regulations,  and rules and  government  guidance and have in place  comprehensive  anti-money  laundering  compliance  program that includes:
internal  policies,  procedures  and controls for complying with the USA PATRIOT
Act,  a  designated   compliance   officer,  an  ongoing  training  program  for
appropriate  employees  and an  independent  audit  function.  Both parties also certify  that  they are in  compliance  and will  continue  to  comply  with the economic  sanctions  programs  administered  by the U.S.  Treasury  Department's
Office of Foreign Asset Control ("OFAC") and have an OFAC compliance  program in place that satisfies all applicable laws and regulations.  You acknowledge that, because the Distributor will not have access to detailed  information about your customers who purchase Fund Shares,  you will assume primary  responsibility for compliance  with the foregoing laws and regulations in regard to such customers.
You hereby agree to notify the Distributor  promptly  whenever,  (i) pursuant to the  provisions of your  programs,  indications  of suspicious  activity or OFAC matches are detected in connection  with the purchase,  sale or exchange of Fund
Shares; or (ii) you receive any reports from any regulator(s) pertaining to your compliance  with the  foregoing  laws or  regulations  in  connection  with your customers.  You  acknowledge  that,  because we will not have access to detailed information  about your  customers  who purchase  Fund  Shares,  you will assume primary responsibility for compliance with the foregoing laws and regulations in regard to such customers.

11. You agree to maintain all records  required by law relating to  transactions involving  the Fund  Shares,  and upon the request of the Trust or us,  promptly make  such  of  these  records  available  to us or the  Trust's  agents  as are requested. In addition, you hereby agree to establish appropriate procedures and reporting forms and/or  mechanisms and schedules in conjunction  with us and the
Trust's  administrator,  to enable the Trust to identify the location,  type of, and sales to all accounts  opened and  maintained by your customers or by you on behalf of your customers.

12. Either party to this  Agreement may terminate  this  Agreement by giving ten
(10)  days'  written  notice  to  the  other.   This  Agreement  will  terminate
automatically if (i) any bankruptcy,  insolvency or receivership proceedings, or an  assignment  for the benefit of  creditors,  is brought  under any federal or state law by or against either of us; or (ii) the Distribution Agreement between us and a Fund  or  this  Agreement  is  terminated.  This  Agreement  also  will terminate  automatically  in the event of its assignment as that term is defined in the 1940  Act.  This  Agreement  may be  modified  or  amended  by a  written instrument  signed by each of us, which shall be effective on the date stated in such instrument.

13. The provisions of the Distribution Agreement,  insofar as they relate to our obligations  and the  payment  of fees  hereunder,  are  incorporated  herein by reference.  This Agreement shall become  effective upon acceptance and execution by both of us. Unless sooner terminated as provided herein, this Agreement shall continue in full force and effect as long as the Distribution Agreement and this related  Agreement  are approved at least  annually by a vote of the  Directors, including a majority of the independent  directors (as defined in the 1940 Act), cast in  person at a meeting  called  for the  purpose  of voting  thereon.  All communications  to us should be sent to the  address  shown on the first page of this  Agreement.  Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

14. This Agreement  shall be construed in accordance  with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.

________________________________________      UMB DISTRIBUTION SERVICES, LLC
Name of Financial Institution                 803 West Michigan Street, Suite A
(Please Print or Type)*                       Milwaukee, Wisconsin  53233

________________________________________
Address of Financial Institution

________________________________________

By:  ___________________________________      By:  ____________________________
       Authorized Officer                            Authorized Officer

     ___________________________________           ____________________________
       Print Name                                    Print Name

Date: __________________________________    Date:  ____________________________

Phone: _________________________________

*NOTE: Please sign and return both copies of this Agreement to UMB  Distribution
     Services,   LLC,   Attention:   _______________.   Upon   acceptance,   one
     countersigned copy will be returned to you for your files.

                                   SCHEDULE A

The  following  lists the Funds and  Shares  subject  to the  Agreement  and the compensation  payable  to  Financial  Institution  pursuant  to  the  Agreement.
Distributor  shall not pay out  distribution  or  shareholder  services  fees to
Financial  Institution  until the  accrued,  unpaid  amount of  distribution  or shareholder  services fees exceeds ten dollars ($10.00).  Each Fund's prospectus shall control in case of any conflict with this Schedule.

                              SERVICE CLASS SHARES

 ------------------------------------------- ---------------------------------------------------------

                 FUND NAME                          DISTRIBUTION AND SHAREHOLDER SERVICING FEE
 ------------------------------------------- ---------------------------------------------------------
 Money Market Fund - Federal Portfolio                                0.50%
 (Service Class)
  ------------------------------------------- --------------------------------------------------------
 Money Market Fund - Prime Portfolio                                  0.50%
 (Service Class)
 ------------------------------------------- ---------------------------------------------------------
 Tax-Free Money Market Fund (Service Class)                           0.50%
 ------------------------------------------- ---------------------------------------------------------